EXHIBIT 4.1

TRANSOCEAN INC.,

as Issuer

TRANSOCEAN LTD.

TRANSOCEAN MID HOLDINGS 1 LIMITED

TRANSOCEAN MID HOLDINGS 2 LIMITED

TRANSOCEAN MID HOLDINGS 3 LIMITED,

as Guarantors

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

___________________

INDENTURE

Dated as of September 11, 2020

___________________

11.50% Senior Guaranteed Notes due 2027

Page

Article 1
Definitions and Incorporation by Reference

SECTION 1.01. Definitions1

SECTION 1.02. Other Definitions10

SECTION 1.03. Rules of Construction10

SECTION 1.04. Agent for Service; Submission to Jurisdiction; Waiver of Immunities11

SECTION 1.05. Currency11

SECTION 1.06. No Incorporation by Reference of Trust Indenture Act11

Article 2
The Securities

SECTION 2.01. Form and Dating11

SECTION 2.02. Execution and Authentication12

SECTION 2.03. Registrar and Paying Agent12

SECTION 2.04. Paying Agent To Hold Money in Trust12

SECTION 2.05. Lists of Holders of Securities13

SECTION 2.06. Transfer and Exchange13

SECTION 2.07. Replacement Securities13

SECTION 2.08. Outstanding Securities13

SECTION 2.09. Temporary Securities14

SECTION 2.10. Cancellation14

SECTION 2.11. Defaulted Interest14

SECTION 2.12. CUSIP Numbers, ISINs, etc.14

SECTION 2.13. Issuance of Additional Securities14

Article 3
Redemption

SECTION 3.01. Notices to Trustee15

SECTION 3.02. Selection of Securities to Be Redeemed15

SECTION 3.03. Notice of Redemption15

SECTION 3.04. Effect of Notice of Redemption16

SECTION 3.05. Deposit of Redemption Price16

SECTION 3.06. Securities Redeemed in Part16

SECTION 3.07. No Mandatory Redemption16

SECTION 3.08. Optional Redemption17

SECTION 3.09. Tax Redemption17

Article 4
Covenants

SECTION 4.01. Payment of Securities18

SECTION 4.02. Change of Control Repurchase Event18

SECTION 4.03. Limitation on Liens20

SECTION 4.04. Limitation on Subsidiary Indebtedness22

SECTION 4.05. Limitation on Sale and Lease Back Transactions24

SECTION 4.06. Future Guarantors24

SECTION 4.07. Restrictions on Transfer of Drilling Rigs and Drillships24

SECTION 4.08. Waiver of Certain Covenants25

SECTION 4.09. Statement by Officer as to Compliance; Statement by Officer as to Default25

SECTION 4.10. Further Instruments and Acts25

(i)

Article 5
Successor Company

SECTION 5.01. Consolidation, Merger and Sale of Assets25

SECTION 5.02. Successor Company Substituted26

Article 6
Defaults and Remedies

SECTION 6.01. Events of Default26

SECTION 6.02. Acceleration of Maturity; Rescission and Annulment27

SECTION 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee28

SECTION 6.04. Trustee May File Proofs of Claim29

SECTION 6.05. Trustee May Enforce Claims Without Possession of Securities29

SECTION 6.06. Application of Money Collected30

SECTION 6.07. Limitation on Suits30

SECTION 6.08. Unconditional Contractual Right of Holders to Receive Principal, Premium and Interest30

SECTION 6.09. Restoration of Rights and Remedies31

SECTION 6.10. Rights and Remedies Cumulative31

SECTION 6.11. Delay or Omission Not Waiver31

SECTION 6.12. Control by Holders31

SECTION 6.13. Waiver of Past Defaults32

SECTION 6.14. Undertaking for Costs32

SECTION 6.15. Waiver of Stay or Extension Laws32

Article 7
Trustee

SECTION 7.01. Duties of Trustee32

SECTION 7.02. Rights of Trustee33

SECTION 7.03. Individual Rights of Trustee35

SECTION 7.04. Trustee’s Disclaimer35

SECTION 7.05. Notice of Defaults35

SECTION 7.06. Compensation and Indemnity35

SECTION 7.07. Replacement of Trustee36

SECTION 7.08. Successor Trustee by Merger36

SECTION 7.09. Corporate Trustee Required; Eligibility37

Article 8
Defeasance and Covenant Defeasance

SECTION 8.01. Option to Effect Defeasance or Covenant Defeasance37

SECTION 8.02. Defeasance37

SECTION 8.03. Covenant Defeasance37

SECTION 8.04. Conditions to Defeasance or Covenant Defeasance38

SECTION 8.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions39

SECTION 8.06. Reinstatement39

Article 9
Satisfaction and Discharge

SECTION 9.01. Satisfaction and Discharge of Indenture39

(ii)

Article 10
Amendment, Supplement and Waiver

SECTION 10.01. Without Consent of Holders40

SECTION 10.02. With Consent of Holders41

SECTION 10.03. Execution of Supplemental Indentures42

SECTION 10.04. Effect of Supplemental Indentures42

SECTION 10.05. Reference in Securities to Supplemental Indentures42

SECTION 10.06. Notice of Supplemental Indentures43

Article 11
Guarantees

SECTION 11.01. Guarantees43

SECTION 11.02. Limitation on Liability44

SECTION 11.03. Successors and Assigns44

SECTION 11.04. No Waiver45

SECTION 11.05. Modification45

SECTION 11.06. Release of Subsidiary Guarantor45

SECTION 11.07. Contribution46

SECTION 11.08. Execution and Delivery46

Article 12
Additional Amounts

SECTION 12.01. Payment of Additional Amounts46

Article 13

Miscellaneous

SECTION 13.01. Notices47

SECTION 13.02. Certificate and Opinion as to Conditions Precedent48

SECTION 13.03. Statements Required in Certificate or Opinion48

SECTION 13.04. Rules by Trustee, Paying Agent and Registrar49

SECTION 13.05. Legal Holidays49

SECTION 13.06. Governing Law49

SECTION 13.07. No Recourse Against Others49

SECTION 13.08. Successors49

SECTION 13.09. Multiple Originals49

SECTION 13.10. Table of Contents; Headings49

SECTION 13.11. Waiver of Jury Trial49

SECTION 13.12. U.S.A. Patriot Act49

APPENDIXES

Appendix A

Exhibit 1.1 to Appendix A–Form of 144A Global Security

Exhibit 1.2 to Appendix A–Form of Regulation S Global Security

Appendix B – Form of Certificate of Transfer

Appendix C – Form of Certificate of Exchange

(iii)

Appendix D – Form of Supplemental Indenture

(iv)

INDENTURE dated as of September 11, 2020, among TRANSOCEAN INC., a Cayman Islands exempted company (the “Company”), TRANSOCEAN LTD., a company organized under the laws of Switzerland (the “Parent”), the Subsidiary Guarantors (as defined herein), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the issuance of US$687,343,000 aggregate principal amount of 11.50% Senior Guaranteed Notes due 2027, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities (as defined below), when executed by the Company, authenticated and delivered hereunder and duly issued by the Company, the valid and binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the benefit of each other and the equal and proportionate benefit of all Holders of the Securities, as follows:

Article 1
Definitions and Incorporation by Reference
SECTION 1.01.Definitions

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.04, it being understood that any Securities issued in exchange for or in replacement of any Securities issued on the Issue Date shall not be Additional Securities.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person.
“Aggregate Debt” means the sum of the following as of the date of determination:  (1) the then outstanding aggregate principal amount of the Indebtedness of the Company and its Subsidiaries secured by Liens not permitted by clauses (1) through (10) of Section 4.03; (2) the then outstanding aggregate principal amount of all Indebtedness of the Subsidiaries of the Company not permitted by clauses (1) through (11) or (13) of Section 4.04 without double counting in this clause (2) to the extent that such Indebtedness is included in clause (1) or (3) of this definition; and (3) the then existing Attributable Liens of the Company and its Subsidiaries in respect of sale and lease-back transactions without double counting to the extent that the Indebtedness relating thereto is included in clause (1) or (2) of this definition. For the avoidance of doubt, for purposes of clause (1) of this definition, “Aggregate Debt” shall not include any Indebtedness secured by a Lien to the extent the Securities are equally and ratably secured by such Lien.
“Applicable Premium” as calculated by the Company and set forth in an Officer’s Certificate delivered to the Trustee, means, at any redemption date, the greater of (A) 1.00% of the principal amount of such Security and (B) the excess of (1) the present value at such redemption date of (a) the redemption price of such Security on July 30, 2023 (such redemption price being set forth in the table appearing in Section 3.08(a)(3) exclusive of any accrued interest plus (b) all required remaining scheduled interest payments due on such Security through July 30, 2023 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the principal amount of such Security on such redemption date.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.
“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:  (1) the fair market value of the assets subject to such transaction, as determined in good faith by the Parent’s board of directors; and (2) the present value (discounted at the rate of interest implicit in such transaction) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the lessee may terminate the lease or, if such sale and lease-back transaction results in a Capital Lease, the outstanding amount of such Capital Lease as determined in accordance with GAAP.
“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.
“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.
“Business Day” means each day which is not a Legal Holiday.
“Capital Lease” means any lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
“Change of Control” means the occurrence of any of the following:
(1)the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or statutory plan of arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than to the Company or one of its Subsidiaries;
(2)the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory plan of arrangement or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;
(3)the Company consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, the Company, in any such event pursuant to a transaction in which any outstanding Voting Stock of the Company or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the combined voting power of the surviving person immediately after giving effect to such transaction; or

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(4)the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, any holding company whose only significant asset is Capital Stock of the Company or any of the Company’s direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clause (2) above.

“Change of Control Payment” means, with respect to Securities tendered pursuant to a Change of Control Offer, an amount equal to 101% of the aggregate principal amount of the Securities repurchased plus accrued and unpaid interest thereon, if any, to, but not including the date of repurchase.
“Change of Control Repurchase Event” means on any date during the 60-day period (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, (i) in the event the Securities are rated Investment Grade by at least two of the Rating Agencies prior to such public notice, the rating of the Securities by any Rating Agency shall be below Investment Grade, (ii) in the event the Securities are rated below Investment Grade by at least two of the Rating Agencies prior to such public notice, the rating of the Securities by any Rating Agency shall be decreased by one or more categories or (iii) the Securities shall not be, or cease to be, rated by at least one of the Rating Agencies; provided that, in each case, such event is in whole or in part in connection with the Change of Control.  Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
“Consolidated Affiliates” means those Affiliates of the Company that are not Subsidiaries of the Parent or the Company, but are variable interest entities whose accounts are consolidated with those of the Parent under GAAP.
“Consolidated Group” means, collectively, the Parent, the Company, and their respective Subsidiaries and Consolidated Affiliates. Each Person that is the Parent, the Company or a Subsidiary or Consolidated Affiliate thereof included in the Consolidated Group at any time is referred to herein as a “Member of the Consolidated Group.”
“Consolidated Net Tangible Assets” means the total amount of the Company’s assets (less reserves and other properly deductible items) after deducting current liabilities (other than those that are extendable at the Company’s option to a date more than 12 months after the date the amount is determined), goodwill and other intangible assets shown in the Company’s most recent consolidated balance sheet prepared in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.
“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Wells Fargo Bank, National Association, 1 Independent Drive, Suite 620, Jacksonville, Florida 32202, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and

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the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“Credit Facilities” means one or more debt facilities, including the Revolving Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder (provided that such increase in borrowings or addition of Subsidiaries as additional borrowers or guarantors is permitted under Section 4.04) and whether by the same or any other agent, lender or group of lenders.
“Currency Rate Protection Agreement” means any foreign currency exchange and future agreements, arrangements and options designed to protect against fluctuations in currency exchange rates.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.3 to Appendix A of this Indenture, in substantially the form of a Global Security hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.
“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.
“Drilling Rig” means any drilling rig (or the stock or indebtedness of any Subsidiary owning a drilling rig) that the Company leases or owns, either entirely or in part; provided that no drilling rig that has a gross book value of less than 1% of the Company’s Consolidated Net Tangible Assets will be deemed to be a “Drilling Rig” for purposes of Section 4.03 hereof.
“Drillship” means any drillship (or the stock or indebtedness of any Subsidiary owning a drillship) that the Company leases or owns, either entirely or in part; provided that no drillship that has a gross book value of less than 1% of the Company’s Consolidated Net Tangible Assets will be deemed to be a “Drillship” for purposes of Section 4.03 hereof.
“Equity Offering” means a primary offering of Capital Stock other than (i) Preferred Stock, (ii) issuances to the Company or a Subsidiary of the Company or (iii) public offerings with respect to the Parent’s common shares made pursuant to an employee benefit plan only to employees of the Parent or its Subsidiaries.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor statute.
“Fitch” means Fitch Ratings Ltd. or any successor to the rating agency business thereof.

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“Funded Debt” means Indebtedness Incurred by a Subsidiary owning Drilling Rigs or Drillships maturing by its terms more than one year after its creation which indebtedness is classified as long term debt under GAAP, and ranks at least pari passu with the Securities.
“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
“Global Security Legend” means the legend set forth in Section 2.3(e)(3) of Appendix A to this Indenture, which is required to be placed on all Global Securities issued under this Indenture.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(2)entered into for the primary purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means the Parent and the Subsidiary Guarantors.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.
“Incur” means issue, assume, Guarantee, incur or otherwise become liable for.  The term “Incurrence” when used as a noun shall have a correlative meaning.
“Indebtedness” means all obligations for borrowed money represented by notes, bonds, debentures, Guarantees or similar evidence of indebtedness and obligations for borrowed money evidenced by credit, loan or other like agreements.
“Indenture” means this Indenture as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.
“Interest Rate Protection Agreement” means any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of “BBB-” or better by S&P (or its equivalent under any successor rating categories of S&P); and a rating of “BBB-” or better by Fitch (or its equivalent under any successor rating categories of Fitch).
“Issue Date” means September 11, 2020.

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“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.
“Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest.
“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, exercise of a Holder’s option to require the Company to purchase or repay the Security, or otherwise.
“Midco Guarantors” means each Subsidiary Guarantor that guarantees the Securities on the Issue Date until a successor replaces it and, thereafter, means the successor.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
“New Exchangeable Bonds” means the Company’s 2.5% Senior Guaranteed Exchangeable Bonds due 2027.
“Non-Recourse Debt” means (i) any Indebtedness Incurred by any Project Financing Subsidiary to finance the acquisition, improvement, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or Incurred in connection with the foregoing for, any Drillship or Drilling Rig, which Indebtedness does not provide for recourse against the Parent, the Company or any other Member of the Consolidated Group (other than to such Project Financing Subsidiary with respect to customary non-recourse exceptions, and such recourse as exists under a Performance Guarantee given for the benefit of such Project Financing Subsidiary) or any property or asset of the Parent, the Company or any other Member of the Consolidated Group (other than equity interests of, and such Drillship or Drilling Rig and related assets of, such Project Financing Subsidiary, and such recourse as exists under a Performance Guarantee given for the benefit of such Project Financing Subsidiary) and (ii) any Refinancing of such Indebtedness that does not increase the outstanding principal amount thereof (other than to pay costs Incurred in connection therewith and the capitalization of any interest, fees or premium) at the time of the Refinancing, increase the property subject to any Lien securing such Indebtedness, or provide for recourse against any other Member of the Consolidated Group.
“Offering Memorandum” means the Exchange Offer Memorandum and Consent Solicitation Statement, dated August 10, 2020, as supplemented by the Supplement, dated August 24, 2020, relating to the initial offering of the Securities.
“Officer” means any one of the Chief Executive Officer, the Chief Financial Officer, the Chairman, any Deputy Chairman, the President, any Senior Vice President, any Vice President, the Controller, the Treasurer or the Secretary of the Company.
“Officer’s Certificate” means a certificate signed by any Officer of the Company and delivered to the Trustee.
“Opinion of Counsel” means a written opinion of counsel, who may be internal legal counsel for the Company, and who shall be reasonably acceptable to the Trustee.

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“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(1)Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(2)Securities, or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
(3)Securities, except to the extent provided in Sections 8.02 and 8.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article 8; and
(4)Securities which have been issued pursuant to Section 2.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a “protected purchaser” (as defined in Article 8 of the UCC) in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or are present at a meeting of Holders for quorum purposes, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
“Parent Company” means with respect to any Person such other Person, together with any sister company(ies) of such other Person, that collectively own, directly or indirectly, 100% of the outstanding equity interests of that Person.
“Performance Guarantees” means all guarantees of the Company, the Parent, or any other Member of the Consolidated Group delivered in connection with the construction financing of Drillship or Drilling Rig for which firm drilling contracts have been obtained by the Company, the Parent or any other Member of the Consolidated Group.
“Performance Letters of Credit” means all letters of credit issued as support for Non-Recourse Debt or a Performance Guarantee.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including any governmental authority.

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“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.
“Private Placement Legend” means the legend set forth in Section 2.3(e)(1) of Appendix A hereof to be placed on all Securities issued under this Indenture except as otherwise permitted by the provisions of this Indenture.
“Project Financing Subsidiary” means any Subsidiary of the Parent or the Company (other than the Company and the Guarantors) created for the sole purpose of Incurring Non-Recourse Debt to finance the acquisition, improvement, design, engineering, construction, development, completion, maintenance and operation of, or otherwise pay the costs and expenses relating to or Incurred in connection with the foregoing for, any Drillship or Drilling Rig, and to conduct the business activities for which such Non-Recourse Debt was Incurred, provided that substantially all of the assets of such Person are comprised of such Drillship or Drilling Rig so financed.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Rating Agency” means each of Moody’s, S&P and Fitch; provided that, if any of Moody’s, S&P or Fitch ceases to rate the Securities or fails to make a rating of the Securities publicly available for any reason that is beyond the Company’s control, the Company may select (as certified by a resolution of the Company’s Board of Directors) a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.
“Restricted Definitive Security” means one or more Definitive Securities bearing the Private Placement Legend.
“Restricted Global Security” means 144A Global Securities and Regulation S Global Securities.
“Revolving Credit Facility” means the Credit Agreement, dated as of June 22, 2018, among, inter alia, the Company, Citibank, N.A., as administrative agent, Citibank, N.A., as collateral agent, and the lenders party thereto, as amended, supplemented, restated or otherwise modified from time to time.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc. or any successor to the rating agency business thereof.
“Sale and Leaseback Transaction” means any arrangement with any Person pursuant to which the Company or any of its Subsidiaries leases any Drilling Rig or Drillship that has been or is to be sold or transferred by the Company or any of its Subsidiaries to such Person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between the

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Company and any of its Subsidiaries or between any of its Subsidiaries, (3) leases of a Drilling Rig or Drillship executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of, the Drilling Rig or Drillship, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities” means the 11.50% Senior Guaranteed Notes due 2027 issued on the Issue Date and the Additional Securities, if any, treated as a single class.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securities Guarantee” means each Guarantee of the obligations with respect to the Securities issued by a Guarantor pursuant to the term of this Indenture.
“Subsidiary Guarantors” means Transocean Mid Holdings 1 Limited, Transocean Mid Holdings 2 Limited, Transocean Mid Holdings 3 Limited and any other Subsidiary of the Company that has issued a Securities Guarantee.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
“Subsidiary” means, for any Person, any other Person of which more than 50% of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors, managers, or comparable governing board or body of such other Person (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by any such Person or by one or more of its Subsidiaries.
“Treasury Rate” means as of any date of redemption of the Securities, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to July 30, 2023; provided, however, that if the period from the redemption date to July 30, 2023 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to July 30, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom

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any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.
“Unrestricted Definitive Securities” means one or more Definitive Securities that do not and are not required to bear the Private Placement Legend.
“Unrestricted Global Securities” means one or more Global Securities that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.
“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease which are outstanding on the effective date of such Sale and Leaseback Transaction and which have the benefit of Section 4.05.
“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
SECTION 1.02.Other Definitions
Term	Defined in Section
“144A Global Security”	Appendix A 2.1(a)
“Agent Members”	Appendix A 2.1(b)
“Appendix A”	2.01
“Change of Control Offer”	4.02
“Change of Control Payment Date”	4.02(b)(4)
“covenant defeasance”	8.03
“defeasance”	8.02
“DTC”	2.03
“Event of Default”	6.01
“Global Security”	Appendix A 2.1(a)
“Guaranteed Obligations”	11.01
“Initial Lien”	4.03
“Notice of Default”	6.01(4)
“Paying Agent”	2.03
“Registrar”	2.03
“Regulation S Global Security”	Appendix A 2.1(a)
“Trust Indenture Act”	1.06
“U.S. Government Obligations”	8.04
SECTION 1.03.Rules of Construction.  Unless the context otherwise requires:
(1)a term has the meaning assigned to it;
(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)“or” is not exclusive;
(4)“including” means including without limitation;

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(5)words in the singular include the plural and words in the plural include the singular;
(6)words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
(7)all references to the date the Securities were originally issued shall refer to the Issue Date.
SECTION 1.04.Agent for Service; Submission to Jurisdiction; Waiver of Immunities.  By the execution and delivery of this Indenture, the Company and each Guarantor (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed, Transocean Offshore Deepwater Drilling Inc., 1414 Enclave Parkway, Houston, Texas 77077, as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities, the Securities Guarantees or this Indenture that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) or, subject to Section 6.07, any Holder of Securities or Securities Guarantees in any United States federal or New York state court in The City of New York, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon the Company and written notice of said service to the Company (mailed or delivered to its Secretary at its principal office specified in Section 13.01), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Company in full force and effect so long as any of the Securities shall be Outstanding or any amounts shall be payable in respect of any Securities.

Each of the Company and the Guarantors irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court.

To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of them hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Securities Guarantees and the Securities, to the extent permitted by law.

SECTION 1.05.Currency.  References herein to “$” or “US$” are to lawful money of United States of America.
SECTION 1.06.No Incorporation by Reference of Trust Indenture Act.  This Indenture is not qualified under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture.  As a result, no provisions of the Trust Indenture Act are incorporated into this Indenture.
Article 2
The Securities
SECTION 2.01.Form and Dating.  Provisions relating to the Securities are set forth in Appendix A attached hereto (“Appendix A”) which is hereby incorporated in, and expressly made part of, this Indenture.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1.1 and Exhibit 1.2 to Appendix A, in the case of the 144A Global Securities and Regulation S Global Securities, respectively, which are hereby incorporated in, and expressly made a part of, this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange

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rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Security shall be dated the date of its authentication.  The terms of the Securities set forth in Appendix A are part of the terms of this Indenture.

SECTION 2.02.Execution and Authentication.  An Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee, upon a written order of the Company signed by an Officer of the Company, together with the other documents required by Sections 13.02 and 13.03, shall authenticate (i) Securities for original issue on the Issue Date in the aggregate principal amount not to exceed $687,343,000 and (ii) subject to Sections 2.13 and 4.04, Additional Securities; provided that no Opinion of Counsel under Section 13.02 shall be required in connection with the authentication of the initial Securities issued on the Issue Date.  Such written order of the Company shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03.Registrar and Paying Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate reasonable compensation therefor pursuant to Section 7.06. The Company may change the Paying Agent or Registrar without prior notice to the Holders. The Company or any of its Subsidiaries incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.

SECTION 2.04.Paying Agent To Hold Money in Trust.  Prior to each due date of the principal of and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as

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Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.Lists of Holders of Securities.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date with respect to Securities and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities.
SECTION 2.06.Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer.  When a Security is presented to the Registrar or a co-registrar, if any, with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture (including the Appendix A thereto) are met.  When Securities are presented to the Registrar or a co-registrar, if any, with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Definitive Security or Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.07.Replacement Securities.  If any mutilated Security is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of evidence of authentication in accordance with Section 2.02, shall authenticate a replacement Security if the Trustee’s requirements for replacement of Securities are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced.  The Trustee and the Company each may charge such Holder for their expenses in replacing such Security.

Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.08.Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

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If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and, upon a written order of the Company signed by an Officer of the Company, together with the other documents required by Sections 13.02 and 13.03, the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.
SECTION 2.10.Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel and dispose of in accordance with the Trustee’s policy then in effect (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such cancellation to the Company upon written request unless the Company directs the Trustee to deliver canceled Securities to the Company.  The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.
SECTION 2.11.Defaulted Interest.  If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Company may pay the defaulted interest to the persons who are Holders of Securities on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly send to each Holder of Securities a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.  The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable or the amount thereof.
SECTION 2.12.CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.
SECTION 2.13.Issuance of Additional Securities.  After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.04, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance, issue price, interest accrual date and first interest payment date.  All Securities issued under this Indenture (including any Additional Securities) shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

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With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)the series and the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and
(2)the issue price, the issue date and the CUSIP number and ISIN, if any, of such Additional Securities; provided, however, that if the Additional Securities are not fungible with the Securities for U.S. federal income tax purposes, the Additional Securities will have a separate CUSIP number.

In addition to the foregoing, the Company shall deliver to the Trustee a written order as described in Section 2.01, an Opinion of Counsel as to enforceability of the Additional Securities, together with an Opinion of Counsel that all conditions precedent to the issuance and authentication of the Additional Securities have been satisfied.

Article 3
Redemption
SECTION 3.01.Notices to Trustee.  If the Company elects to redeem Securities pursuant to Section 3.08 or Section 3.09, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed, the redemption price, if then ascertainable and the paragraph or subparagraph of such Article or Section of this Indenture pursuant to which the redemption shall occur.

The Company shall give each notice to the Trustee provided for in this Section at least five Business Days prior to notification of the Holders unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02.Selection of Securities to Be Redeemed.  If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed (1) if such Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Securities are listed, (2) if such Securities are not so listed but are in global form, then on a pro rata basis or otherwise in accordance with the procedures of the Depositary or (3) if such Securities are not so listed and are not in global form, then on a pro rata basis, although no Security of US$1,000 in original principal amount or less will be redeemed in part.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.
SECTION 3.03.Notice of Redemption.  At least 10 days but not more than 60 days before a date for redemption of Securities, the Company shall send, or cause to be sent (in the case of Securities held in book-entry form, by electronic transmission) a notice of redemption to each Holder of Securities to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary.  Notwithstanding the above, when notice has to be given to a holder of a global security (including any notice of redemption) such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.  Notices to the Trustee may be given by email in PDF format.  Notices of redemption may be subject to one or more conditions precedent.

The notice shall identify the Securities to be redeemed and shall state:

(1)the redemption date;
(2)the redemption price;

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(3)the name and address of the Paying Agent;
(4)that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(5)if fewer than all the Outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;
(6)that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
(7)the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;
(8)the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;
(9)any conditions precedent to the redemption of the Securities; and
(10)that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with an Officer’s Certificate delivered three Business Days prior to notification of the Holders (unless the Trustee consents to a shorter period) containing the information required by this Section.

SECTION 3.04.Effect of Notice of Redemption.  Once notice of redemption is sent, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, unless the conditions described in the notice of redemption have not been satisfied.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
SECTION 3.05.Deposit of Redemption Price.  On or prior to 11:00 a.m., New York City time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.
SECTION 3.06.Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
SECTION 3.07.No Mandatory Redemption; Open Market Repurchase.  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.  The Company, the Parent and its Subsidiaries may at any time and from time to time acquire Securities through redemption, by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws and regulations, so long as such acquisition does not otherwise violate the terms of this Indenture, upon such terms and at such prices as the Company, the Parent or its Subsidiaries

16

may determine. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption unless the Company has expressly stated that it is exercising its redemption rights hereunder.

SECTION 3.08.Optional Redemption.
(a)The Securities.
(1)Prior to July 30, 2023, the Company may, on one or more occasions, redeem up to a maximum of 40% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Parent, at a redemption price equal to 111.50% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption (1) at least 60% of the aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding; and (2) any such redemption by the Company must be made within 60 days of such Equity Offering.
(2)Prior to July 30, 2023, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including), the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).
(3)On or after July 30, 2023, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the twelve-month period beginning on July 30 of the years indicated below:
Year	Percentage
2023	105.750%
2024	102.875%
2025 and thereafter	100.000%

(4)In connection with any tender offer (including any offer to repurchase following a Change of Control Repurchase Event) for Securities, if Holders of not less than 90% of the aggregate principal amount of the Outstanding Securities accept the offer to repurchase the Securities in such offer and the Company (or any of its Affiliates) purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 10 days’ nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the offer to purchase made pursuant to this paragraph (including for the avoidance of doubt a Change of Control Offer made pursuant to Section 4.02), to redeem all of the Securities that remain Outstanding following such purchase at a redemption price equal to the price paid to each other Holder of the Securities in such tender offer plus, to the extent not included in the tender offer payment, any accrued and unpaid interest on the Securities redeemed to, but not including, the date of redemption.

(b)Any redemption pursuant to this Section 3.08 shall be made pursuant to Sections 3.01 through 3.06.

SECTION 3.09.Tax Redemption.  (a)  The Securities shall be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with

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accrued and unpaid interest to, but not including, the date fixed for redemption, upon the giving of a notice as described below, if the Company determines that:

(1)as a result of (A) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or (B) any change in the official position regarding the application or interpretation of such laws, treaties, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after (i) August 10, 2020, or (ii) the date a party organized in a jurisdiction other than the Cayman Islands or Switzerland becomes the Company’s successor, the Company or such successor, as applicable, have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts pursuant to Section 12.01 with respect to any Security; or
(2)on or after (i) August 10, 2020, or (ii) the date a party organized in a jurisdiction other than the Cayman Islands or Switzerland becomes the Company’s successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, the Cayman Islands or Switzerland (or the jurisdiction of organization of the Company’s successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in Section 3.09(a)(1), whether or not such action was taken or such decision was rendered with respect to the Company or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in an Opinion of Counsel, will result in the Company, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Securities, and, in any such case, the Company, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to the Company.
(b)In the event that the Company elects to redeem the Securities pursuant to Section 3.09(a), the Company shall deliver to the Trustee an Officer’s Certificate stating that the Company is entitled to redeem the Securities pursuant to their terms.
Article 4
Covenants
SECTION 4.01.Payment of Securities.  The Company shall promptly pay the principal of (and premium, if any) and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal and interest shall be considered paid on the date due if the Trustee or the Paying Agent holds in accordance with this Indenture as of 11:00 a.m. New York City time on the due date money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.Change of Control Repurchase Event.  (a)  Upon the occurrence of a Change of Control Repurchase Event, unless all Securities have been called for redemption pursuant to Section 3.08, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Securities to repurchase all or any part (in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof) of such Holder’s Securities at a repurchase price in cash equal to the Change of Control Payment.
(b)Within 45 days following any Change of Control Repurchase Event, or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the

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Company shall send, or cause to be sent, or when the Securities are in the form of Global Securities, send by electronic means pursuant to the Applicable Procedures a notice to each Holder of Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the Change of Control Payment Date specified in such notice and specifying:
(1)if applicable, that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Securities at a repurchase price in cash equal to the Change of Control Payment and that all Securities tendered will be accepted for payment;
(2)the circumstances and relevant facts regarding such Change of Control;
(3)the instructions, as determined by the Company, consistent with this Section 4.02, that a Holder must follow in order to have its Securities purchased;
(4)the Change of Control Payment and the repurchase date, which date shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”);
(5)the CUSIP number for the Securities;
(6)that any Security not tendered will continue to accrue interest;
(7)that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(8)that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender such Securities to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(9)that Holders will be entitled to withdraw their election referred to in clause (8) if the Paying Agent receives, not later than the close of business on the first Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have the Securities purchased;
(10)that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion will be equal to US$1,000 in principal amount or an integral multiple of US$1,000 in excess thereof; and
(11)if such notice is sent prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.
(c)The Company shall cause the Change of Control Offer to remain open for at least 20 Business Days or such longer period as is required by applicable law.  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.02, the Company will comply

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with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.02 by virtue of such conflict.
(d)On the Change of Control Payment Date, the Company will, to the extent lawful:
(1)accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;
(2)deposit with the Trustee or the Paying Agent, as applicable, an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and
(3)deliver or cause to be delivered to the Trustee or the Paying Agent, as applicable, the Securities so accepted by the Company, for cancellation, together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.
(e)The Trustee or the Paying Agent, as applicable, will promptly mail (or, in the case of global notes, make such payment through the facilities of DTC) to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered; provided, that each new Security will be in a minimum principal amount of US$1,000 and integral multiples of US$1,000 in excess thereof.
(f)The Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.02 applicable to a Change of Control Offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under such Change of Control Offer.
(g)The provisions set forth in this Section 4.02 may be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.
SECTION 4.03.Limitation on Liens.  The Company shall not, and shall not permit or allow any of its Subsidiaries to, create, assume or suffer to exist any Lien on any Drilling Rig or Drillship to secure any Indebtedness of the Company, any of its Subsidiaries or any other Person (such Lien, the “Initial Lien”), without making effective provision whereby the Indenture and the Securities then Outstanding and having the benefit of this Section 4.03 shall be directly secured equally and ratably with, or prior to, the Indebtedness secured by such Initial Lien for so long as such Indebtedness shall be so secured, except that the foregoing shall not prevent the Company or any of its Subsidiaries from creating, assuming or suffering to exist Liens of the following character:
(1)Liens existing on the Issue Date;
(2)Liens already existing on a particular Drilling Rig or Drillship at the time the Company or any of its Subsidiaries acquire that Drilling Rig or Drillship,
(3)Liens already existing on Drilling Rigs or Drillships of a corporation or other entity at the time it becomes the Company’s Subsidiary;
(4)Liens securing Indebtedness Incurred pursuant to clause (3) or clause (10) of Section 4.04(a);

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(5)Liens in favor of the United States of America or any State thereof or any other country, or any agency, instrumentality of political subdivision of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or any Liens securing industrial development, pollution control, or similar revenue bonds;
(6)Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar Liens arising in the ordinary course of business, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by the Company or any of its Subsidiaries, or deposits or pledges to obtain the release of any of the foregoing;
(7)pledges or deposits under workmen’s compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any of its Subsidiaries is a party, or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company or any of its Subsidiaries is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;
(8)Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any of its Subsidiaries with respect to which the Company or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens Incurred by the Company or any of its Subsidiaries for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Subsidiary is a party;
(9)Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; and
(10)any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (1) through (9) above, so long as the principal amount of the debt secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of debt is Incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (plus improvements on the property).

In addition, without securing the Securities as described above, the Company and its Subsidiaries may create, assume or allow to exist any Lien not permitted by clauses (1) through (10) above securing Indebtedness, if after giving effect thereto, Aggregate Debt would not exceed the greater of (i) $1.4 billion and (ii) 6.75% of Consolidated Net Tangible Assets measured at the time of Incurrence of and after giving effect to such Incurrence.

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SECTION 4.04.Limitation on Subsidiary Indebtedness.  (a) The Company shall not permit any of its Subsidiaries to Incur, directly or indirectly, any Indebtedness other than:
(1)existing Indebtedness of a Subsidiary of the Company outstanding on the Issue Date (other than Indebtedness described in clauses (2) and (13) of this Section 4.04(a));
(2)Indebtedness represented by (x) the New Exchangeable Bonds and any Guarantees thereof issued and outstanding as of the Issue Date (not including any additional New Exchangeable Bonds or Guarantees thereof) and (y) the Securities or the Securities Guarantees issued and outstanding as of the Issue Date (not including any Additional Securities or Guarantees thereof);
(3)intercompany loans and advances between or among the Parent, the Company and the Subsidiaries of the Company; provided that (a) if the obligor on such intercompany loan or advance is a Subsidiary Guarantor or a Subsidiary thereof and the payee is not a Subsidiary Guarantor or a Subsidiary thereof, then (i) such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities Guarantees, (ii) such Indebtedness must be Incurred in the ordinary course of business or consistent with past practice or (iii) such Indebtedness does not, and is not reasonably expected to be (as determined in good faith by the board of directors or an executive officer of the Parent in its sole and absolute discretion, which determination shall be made at the time of, and based on facts existing as of, the Incurrence of such Indebtedness) materially adversely affect the Company’s ability to make principal or interest payments on the Securities (including by considering the use of any sources of capital that may be available to the Company or its Affiliates at any applicable times, the financing or refinancing of any Indebtedness of any Member of the Consolidated Group or other transactions deemed necessary or advisable), and (b)(i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Parent, the Company or a Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent, the Company or a Subsidiary of the Company, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by such Subsidiary that was not permitted by this clause (3);
(4)Indebtedness under any Interest Rate Protection Agreement or any Currency Rate Protection Agreement;
(5)Indebtedness (i) under unsecured lines of credit for overdrafts or for working capital purposes in foreign countries with financial institutions, and (ii) arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds, all such Indebtedness not to exceed $300,000,000 in the aggregate at any time outstanding, provided that amounts under overdraft lines of credit or outstanding as a result of drawings against insufficient funds shall be outstanding for one (1) business day before being included in such aggregate amount;
(6)Indebtedness of a Person existing at the time such Person becomes a Member of the Consolidated Group or is merged, consolidated or amalgamated with or into the Company or any other Member of the Consolidated Group (each, a “Transaction”) and not Incurred in contemplation of such Transaction, and Refinancings thereof that do not increase the amount of such Indebtedness (other than amounts included to pay costs of such Refinancing); provided that (x) such Transaction has been duly authorized by the board of directors of the Parent acting in good faith and (y) such Transaction does not, and is not reasonably expected to be (as determined in good faith by the board of directors of the Parent in its sole and absolute discretion, which determination shall be made at the time of, and based on facts existing as of, the consummation of

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the Transaction) materially adversely affect the Company’s ability to make principal or interest payments on the Securities (including by considering the use of any sources of capital that may be available to the Company or its Affiliates at any applicable times, the financing or refinancing of any Indebtedness of any Member of the Consolidated Group or other transactions deemed necessary or advisable);
(7)Indebtedness (i) under Performance Guarantees and Performance Letters of Credit, and (ii) with respect to letters of credit issued in the ordinary course of business;
(8)Indebtedness Incurred by any Subsidiary Guarantor in an aggregate amount at any one time outstanding under this clause (8) not to exceed the greater of (x) $1.1 billion and (y) 5.50% of Consolidated Net Tangible Assets measured at the time of Incurrence of any such Indebtedness and after giving effect to such Incurrence; provided that (i) such amounts shall be reduced by the aggregate principal amount of New Exchangeable Bonds and the Securities Incurred under clause (2) above and outstanding as of such date of Incurrence and (ii) Indebtedness under this clause (8) is unsecured unless the Securities are equally and ratably secured with such Indebtedness;
(9)Indebtedness of any Subsidiary that is subordinate in right of payment to the Securities and the Securities Guarantee and the New Exchangeable Bonds and the Guarantees thereof;
(10)Indebtedness Incurred to finance the acquisition, completion of construction and commencement of commercial operation, alteration, repair or improvement of any Drilling Rig or Drillship (including (i) the purchase of the Capital Stock of any entity whose assets consist primarily of Drilling Rigs and/or Drillships and/or other assets related thereto and (ii) any Guarantees of the Revolving Credit Facility provided to permit the Incurrence of such Indebtedness thereunder); provided that the Indebtedness was Incurred prior to, at the time of or within 12 months after that event and the aggregate principal amount of such Indebtedness does not exceed 85% of the price of such acquisition, construction, alteration, repair or improvement;
(11)Indebtedness Incurred by any Parent Company of the Subsidiary Guarantors (including, as of the Issue Date, Transocean Holdings 1 Limited, Transocean Holdings 2 Limited or Transocean Holdings 3 Limited) only for so long as (x) such Person is a Parent Company of the Subsidiary Guarantors and (y) such Indebtedness is unsecured; provided that if either (x) such Person ceases to be a Parent Company of the Subsidiary Guarantors or (y) such Indebtedness is secured, such Indebtedness would need to be permitted under another clause of this Section 4.04 other than pursuant to this clause (11) or clause (13) below;
(12)Indebtedness Incurred pursuant to Credit Facilities in an aggregate amount at any one time outstanding under this clause (12) not to exceed the greater of (i) $1.4 billion and (ii) 6.75% of Consolidated Net Tangible Assets, less the total Aggregate Debt outstanding at the time of such Incurrence (without double counting for Aggregate Debt Incurred under this clause (12)), measured at the time of Incurrence of any such Indebtedness and after giving effect to such Incurrence; and
(13)any extension, renewal, refunding, replacement or refinancing (collectively, a “Refinancing”) of Indebtedness Incurred pursuant to Section 4.04(a) (1), (2), (10) and this clause (13), provided, that: (i) such Refinancing Indebtedness will not exceed the principal amount of Indebtedness so refinanced plus an amount necessary to pay fees and expenses, including premiums, related to such Refinancing, (ii) the scheduled maturity date thereof is not shortened (except to the extent such shortened maturity date is subsequent to the Maturity Date), any scheduled amortization of principal thereunder prior to the Maturity Date is not shortened and the

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interest rate per annum applicable thereto is not increased above the then prevailing market rates of interest for similar Indebtedness, and (iii) no such Refinancing of Indebtedness may result in Indebtedness Incurred by a Subsidiary Guarantor or its Subsidiaries unless (x) such Subsidiary Guarantor or Subsidiary thereof was an obligor of the Indebtedness subject to Refinancing, (y) such Refinancing Indebtedness is expressly subordinated to the Securities or (z) the Incurrence of such Indebtedness by such Subsidiary Guarantor or Subsidiary is otherwise permitted by any of clauses (1) through (12) above.
(b)Indebtedness permitted by Section 4.04(a) need not be permitted solely by reference to one provision of Section 4.04(a) permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of Section 4.04(a) permitting such Indebtedness.  In the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.04(a), the Company shall be permitted, in its sole discretion, to divide, classify or reclassify all or a portion of such item of Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses of Section 4.04(a).
(c)Indebtedness permitted by Section 4.04(a) shall only apply during such time as the Securities are not rated Investment Grade by at least two of three of Moody’s, S&P or Fitch and no Default or Event of Default has occurred and is continuing under this Indenture.
SECTION 4.05.Limitation on Sale and Lease Back Transactions.  The Company shall not enter into any Sale and Leaseback Transaction covering any Drilling Rig or Drillship, nor permit any of its Subsidiaries so to do, unless either:
(a)the Company or such Subsidiary would be entitled to incur Indebtedness, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property to be leased (without equally and ratably securing the Outstanding Securities) because such Liens would be of such character that no violation of the provisions of Section 4.03 would result, or
(b)the Company during the six months immediately following the effective date of such Sale and Leaseback Transaction causes to be applied to (A) the acquisition of any Drilling Rig or Drillship or (B) the voluntary retirement of Funded Debt (whether by redemption, defeasance, repurchase, or otherwise) an amount equal to the Value of such Sale and Leaseback Transaction.
SECTION 4.06.Future Guarantors.  (a) Subject to the provisions of this Indenture, the Company shall cause that the Subsidiary Guarantors own, directly or indirectly, (i) assets comprising at least 85% of the revenue of the Consolidated Group with respect to the most recently completed fiscal year and (ii) Drilling Rigs and Drillships, whether in use, idle, or otherwise, the combined book value of which comprises at least 85% of the combined book value of all Drilling Rigs and Drillships of the Consolidated Group with respect to the most recently completed fiscal year.

(b) A Subsidiary of the Company that is not a Guarantor may become a Subsidiary Guarantor if it executes and delivers to the Trustee a supplemental indenture in the form attached to this Indenture as Appendix D, pursuant to which such Subsidiary will provide a Securities Guarantee.

SECTION 4.07.Restrictions on Transfer of Drilling Rigs and Drillships. Without the written consent of the Holders of a majority in principal amount of the Outstanding Securities, and in addition to the limitation set forth in Section 4.06 hereof, the Company shall not, and shall not permit any of its Subsidiaries to, transfer any Drilling Rig or Drillship (including, for the avoidance of doubt, any equity of a Subsidiary that directly or indirectly owns a Drilling Rig or Drillship) that as of the Issue Date or in the future is owned or leased by a Midco Guarantor or its Subsidiaries to the Parent or its Subsidiaries unless the transferee is a Midco Guarantor or its Subsidiary.

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SECTION 4.08.Waiver of Certain Covenants.  The Company may, with respect to any Securities, omit in any particular instance to comply with any term, provision or condition set forth in this Indenture (other than to the extent expressly set forth in Section 10.02 hereof), if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall either waive such compliance in such instance or generally waive compliance with such term, provision or condition (including, without limitation, waivers obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities, regardless of whether the solicitation of waivers and such repurchase is made from, or such tender or exchange offer is made to, all or any number of holders of then Outstanding Securities), but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and any Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any covenant or condition hereunder.  If a record date is fixed, the Holders of such record date, or their duly appointed agents, and only such Persons shall be entitled to waive any such compliance, whether or not such Holders remain Holders after such record date, provided that unless the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall have waived such compliance prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

SECTION 4.09.Statement by Officer as to Compliance; Statement by Officer as to Default.  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of Sections 4.03 to 4.07, inclusive, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
SECTION 4.10.Further Instruments and Acts.  The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
Article 5
Successor Company
SECTION 5.01.Consolidation, Merger and Sale of Assets.  The Company will not, in any transaction or series of transactions, consolidate with, merge with or into or complete a scheme of arrangement qualifying as an amalgamation with any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:
(1)either (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “Successor”) (i) is an entity, validly organized and existing in good standing (to the extent the concept of good standing is applicable) under the laws of any state of the United States, the District of Columbia, the Cayman Islands, Bermuda, the British Virgin Islands, Cyprus, the Kingdom of the Netherlands, the Grand Duchy of Luxembourg, England, Scotland, Wales, Ireland, Switzerland, or any other jurisdiction that does not adversely affect the rights of any Holder under this Indenture in any material respect and (ii) expressly assumes by supplemental indenture the due and punctual payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to all the Securities and the performance of the Company’s covenants and obligations under this Indenture and the Securities;

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(2)immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and
(3)the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and such supplemental indenture (if any) comply with this Indenture.

For the avoidance of doubt, unless otherwise provided in a supplemental indenture or board resolution, the term “merger” includes an amalgamation under Cayman Islands law, and the term “all or substantially all of its assets”, with respect to the Company, shall be computed on a consolidated basis.

SECTION 5.02.Successor Company Substituted.  Upon any consolidation or merger of the Company, in which the Company is not the continuing entity, or any sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the Securities with the same effect as if such Successor had been named as the Company herein and the predecessor Company, in the case of a sale, conveyance, transfer or other disposition, shall be released from all obligations under this Indenture and the Securities, provided, that in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from its obligations under this Indenture or the Securities.

Article 6
Defaults and Remedies
SECTION 6.01.Events of Default.  Each of the following is an “Event of Default” with respect to the Securities:
(1)failure to pay interest on any Security when such interest becomes due and payable and such default is continued for 30 days;
(2)failure to pay principal of (or premium, if any, on) any Security when it becomes due and payable;
(3)failure by the Company to make an offer in connection with a Change of Control Repurchase Event in accordance with the provisions described under Section 4.02 of this Indenture;
(4)failure to comply with any covenant or agreement in this Indenture in respect of the Securities, and such default or breach is continued for 90 days after there has been given to the Company a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal of Outstanding Securities affected thereby (other than a default in performance, or breach, of a covenant or agreement specifically dealt with in clauses (1) or (2) above or clause (8) below);
(5)any Securities Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Securities Guarantee or pursuant to the terms of this Indenture) or any Guarantor denies or disaffirms its obligations under its Securities Guarantee;
(6)the Company or any Guarantor pursuant to or within the meaning of any Bankruptcy Law:
(A)	commences a voluntary case,
(B)	consents to the entry of an order for relief against it in an involuntary case,

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(C)	consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or
(D)	makes a general assignment for the benefit of its creditors;
(7)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:
(A)	is for relief against the Company or any Guarantor as debtor in an involuntary case,
(B)	appoints a Bankruptcy Custodian of the Company or any Guarantor or a Bankruptcy Custodian for all or substantially all of the property of the Company or any Guarantor, or
(C)	orders the liquidation of the Company or any Guarantor; or
(8)failure of the Company or any Guarantor to comply with Article 5 hereof or Section 11.03, as applicable, for 30 days after there has been given to the Company a Notice of Default hereunder by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal of Outstanding Securities affected thereby.

Upon the occurrence of an Event of Default pursuant to this Section 6.01 with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any other action taken by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in any Notice of Default, which record date shall be the close of business on the day the Trustee shall have received such Notice of Default.  The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided that, unless such Notice of Default shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically and without any action by any Person be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after expiration of such 90-day period, a Notice of Default contrary to or different from a Notice of Default previously given by a Holder, or from giving, after the expiration of such period, a Notice of Default identical to a Notice of Default that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a record date in respect thereof shall be set pursuant to the provisions of this Section 6.01.

SECTION 6.02.Acceleration of Maturity; Rescission and Annulment.  If an Event of Default described in Section 6.01 (other than an Event of Default specified in Section 6.01(6) or (7)) with respect to Securities at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount, if any, of the Outstanding Securities, declare the principal amount of all of the Securities and all interest thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. Upon the occurrence of an Event of Default specified in Section 6.01(6) or (7), the principal amount of all the Securities and all interest thereon shall automatically and immediately become due and payable.

At any time after such a declaration of acceleration with respect to Securities has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding

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Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)the Company has paid or deposited with the Trustee a sum sufficient to pay in U.S. dollars,
(A)	all overdue interest, if any, on all Outstanding Securities,
(B)	all unpaid principal of (and premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest, if any, on such unpaid principal (and premium, if any) at the rate or rates prescribed therefor in such Securities,
(C)	to the extent that payment of such interest is lawful, interest on overdue interest, if any, at the rate or rates prescribed therefor in such Securities, and
(D)	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(2)all Events of Default with respect to Securities other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon the Trustee providing any declaration of acceleration, or rescission and annulment thereof pursuant to this Section 6.02 with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be the close of business on the date the Trustee shall have provided such declaration of acceleration, or rescission and annulment, as the case may be.  The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date (or their duly appointed agents), such declaration of acceleration, or rescission and annulment, as the case may by, shall automatically and without any action by any Person be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a declaration of acceleration, or a rescission and annulment of any such declaration, contrary to or different from a declaration previously given by a Holder, or from giving, after the expiration of such period, a declaration identical to a declaration of acceleration, or rescission and annulment thereof, as the case may be, that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date shall be established pursuant to the provisions of this Section 6.02.

SECTION 6.03.Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:
(1)default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
(2)default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

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the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name, as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.04.Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(1)to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
(2)to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.05.Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express

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trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 6.06.Application of Money Collected.  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 7.06;

SECOND:  To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively; and

THIRD:  The balance, to the Person or Persons entitled thereto.

SECTION 6.07.Limitation on Suits.  No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(1)such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;
(2)the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(3)such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
(4)the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(5)no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder prejudices the rights of any other Holders or obtains preference or priority over such other Holders).

SECTION 6.08.Unconditional Contractual Right of Holders to Receive Principal, Premium and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the contractual right, which is absolute and unconditional, to receive payment, as provided herein and in such Security of the principal of (and premium, if any) and interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the redemption date)

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and to institute suit for the enforcement of any such payment, and such contractual rights shall not be impaired without the consent of such Holder.

SECTION 6.09.Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 6.10.Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 6.11.Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 6.12.Control by Holders.  The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities in respect of which an Event of Default has occurred shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Outstanding Securities, provided that in each case (1) such direction shall not be in conflict with any rule of law or with this Indenture, and (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Subject to Section 7.01, prior to taking any action hereunder, the Trustee is entitled to indemnification satisfactory to it against all loss, liability and expense caused by taking or not taking such action.

Upon receipt by the Trustee of any such direction with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any further action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in such direction, which record date shall be the close of business on the day the Trustee shall have received such direction.  The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that, unless such direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder (or a duly appointed agent of a Holder) from giving, before or after the expiration of such 90-day period, a direction contrary to or different from a direction previously given by a Holder, or from giving, after the expiration of such period, a direction identical to a direction that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date in respect thereof shall be set pursuant to the provisions of this Section 6.12.

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SECTION 6.13.Waiver of Past Defaults.  Subject to Section 6.02, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Outstanding Securities waive any past Default or Event of Default hereunder, except a default
(1)in the payment of the principal of (or premium, if any) or interest on any Security or the payment of Additional Amounts, if any, or
(2)in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past Default or Event of Default hereunder.  If a record date is fixed, the Holders on such record date (or their duly designated agents), and only such Persons, shall be entitled to waive any such default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.14.Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 25% in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the redemption date).
SECTION 6.15.Waiver of Stay or Extension Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted; provided that this Section shall not prohibit the Company from exercising any rights it may have under this Indenture to contest any actions taken by the Trustee pursuant to this Section.
Article 7
Trustee
SECTION 7.01.Duties of Trustee.  (a)   If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

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(b)Except during the continuance of an Event of Default:
(1)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(1)this paragraph does not limit the effect of paragraph (b) of this Section;
(2)the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.
(d)Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
(e)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(f)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(h)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
SECTION 7.02.Rights of Trustee.  Subject to Section 7.01:

(a)  The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.
(c)The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

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(d)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.
(e)The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(g)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(j)In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(k)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(l)The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(m)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(n)The permissive rights of the Trustee to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty.

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(o)No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, in the performance of its duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action would violate applicable law binding upon it.
SECTION 7.03.Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Section 7.09.
SECTION 7.04.Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture (or any supplement thereto) or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
SECTION 7.05.Notice of Defaults.  If a Default occurs with respect to the Securities and is continuing and is actually known to a Trust Officer or the Trustee receives notice as provided in Section 7.02(h) hereof, the Trustee shall send to each Holder a notice of the Default within 30 days after it is actually known to a Trust Officer or written notice of it is received by a Trust Officer of the Trustee.  Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.
SECTION 7.06.Compensation and Indemnity.  The Company and the Guarantors, jointly and severally, agree to:  (i) pay to the Trustee from time to time reasonable compensation for its services hereunder as has been agreed to by the Company and the Trustee (which compensation shall not be limited by any law on compensation of a trustee of an express trust); (ii) reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services (such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts); and (iii) indemnify, defend and protect the Trustee (in its individual and trustee capacities) and its officers, directors, employees and agents, and hold them harmless, against any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses and court costs) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense found by a final, non-appealable judgment of a court of competent jurisdiction to have been incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s and the Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.  When the Trustee

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incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law or any similar federal, provincial, territorial or state law for the relief of debtors.

SECTION 7.07.Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Securities may remove the Trustee with respect to the Securities by so notifying with 31 days prior notice to the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
(1)the Trustee fails to comply with Section 7.09;
(2)the Trustee is adjudged bankrupt or insolvent;
(3)a receiver or other public officer takes charge of the Trustee or its property; or
(4)the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company, or is removed by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Securities.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense) or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

SECTION 7.08.Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

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SECTION 7.09.Corporate Trustee Required; Eligibility.  (a)  There shall at all times be a Trustee hereunder which shall be:
(1)a corporation organized and doing business under the laws of the United States, or of any state or territory thereof, or of the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by federal or state authority, or
(2)a corporation or other person organized and doing business under the laws of a foreign government permitted to act as a Trustee pursuant to a rule, regulation or other order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees.
(b)The Trustee shall have at all times a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
Article 8
Defeasance and Covenant Defeasance
SECTION 8.01.Option to Effect Defeasance or Covenant Defeasance.  The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all Outstanding Securities and Guarantees upon compliance with the conditions set forth below in this Article 8.
SECTION 8.02.Defeasance.  Upon the Company’s exercise of the above option applicable to this Section, the Company (and any applicable Guarantors) shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (A) and (B) below and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (A) the rights of Holders of Outstanding Securities to receive solely from the trust fund described in Section 8.04 and as more fully set forth in such Section, payments in respect of the principal of and interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 2.06, 2.07 and 2.09, and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 12.01, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder and (D) this Article 8.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.
SECTION 8.03.Covenant Defeasance.  Upon the Company’s exercise of the above option applicable to this Section, and unless and until the Company has exercised its option applicable to Section 8.02, the Company (and any applicable Guarantors) shall be released from its obligations under Sections  4.02, 4.03, 4.04, 4.05, 4.06 and 4.07 with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”, and such Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration (and the consequences thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder).  For this purpose, such covenant defeasance means that with respect to such Outstanding Securities the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any covenants set out in Sections 4.02,

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4.03, 4.04, 4.05, 4.06 and 4.07, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Securities shall be unaffected thereby.  In addition, upon the Company’s exercise of such covenant defeasance, subject to the conditions set forth in Section 8.04 below, Clauses (3), (4), (6) and (8) of Section 6.01 hereof shall not constitute “Events of Default”.

SECTION 8.04.Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions to application of either Section 8.02 or Section 8.03 to the Outstanding Securities:
(1)the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments;
(2)pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (A) money in an amount, or (B) U.S.  Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest, if any, in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, if any, under such Securities, money in an amount, or (C) a combination thereof, sufficient in the case of (A), (B) or (C), in the opinion of a nationally recognized firm of financial advisors or independent chartered professional accountants (expressed in a written certification thereof delivered to the Company, as evidenced by an Officer’s Certificate delivered to the Trustee), to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest, if any, on the Outstanding Securities on the Stated Maturity (or redemption date, if applicable) of such principal or interest, if any. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian or the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt;
(3)no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;
(4)such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;
(5)in the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and

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based thereon such opinion shall confirm that, the Holders of the Outstanding Securities shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
(6)in the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Securities shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and
(7)the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 8.02 or the covenant defeasance under Section 8.03 (as the case may be) have been complied with.
SECTION 8.05.Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.  All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 or the principal (and premium, if any) and interest, if any received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a company request any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of financial advisors or independent public accountants (expressed in a written certification thereof delivered to the Company, together with an Officer’s Certificate delivered to the Trustee), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 8.06.Reinstatement.  If the Trustee or any paying agent is unable to apply any money in accordance with Section 8.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.05; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or paying agent.
Article 9
Satisfaction and Discharge
SECTION 9.01.Satisfaction and Discharge of Indenture.  (a)  This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto and any right to receive Additional Amounts as

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contemplated by Article 12), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1)either:
(A)

all Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for which payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation, or

(B)	all Securities not theretofore delivered to the Trustee for cancellation
(i)	have become due and payable by reason of the delivery of a notice of redemption or otherwise, or
(ii)	shall become due and payable at their Stated Maturity within one year, or
(iii)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency in which the Securities of such Securities are payable, sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

(2)the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities; and
(3)the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
(b)After the conditions to discharge contained in this Article 9 have been satisfied, and the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder, and delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the Guarantors under this Indenture.
Article 10
Amendment, Supplement and Waiver
SECTION 10.01.Without Consent of Holders.  The Company, the Guarantors and the Trustee, at any time and from time to time, may amend or supplement this Indenture without notice to or consent of any Holder to:
(1)cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or

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questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities in any material respect;
(2)provide for the assumption of the Company’s or a Guarantor’s obligations in the case of a merger, amalgamation or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets in accordance with Section 5.01 or Article 11, as applicable;
(3)provide for uncertificated Securities in addition to or in place of certificated Securities;
(4)add Securities Guarantees with respect to the Securities or to secure the Securities;
(5)add to the covenants of the Company or any Guarantor for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Company or any Guarantor;
(6)provide for the issuance of Additional Securities;
(7)confirm and evidence the release, termination or discharge of any guarantee or security in respect of any Securities when such release, termination or discharge, as applicable, is permitted by this Indenture;
(8)evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;
(9)supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of Securities pursuant to Sections 8.01, 8.02, 8.03 and 9.01; provided that any such action shall not adversely affect the interests of the Holders of Securities or any other series of Securities in any material respect;
(10)comply with Article 5 or Article 11; or
(11)conform the text of this Indenture to any provision of the section entitled “Description of New Senior Guaranteed Notes” contained in the Offering Memorandum (as such description was modified pursuant to the “Supplement” described in the definition of “Offering Memorandum”) to the extent that such description was intended to be a verbatim recitation of this Indenture.
SECTION 10.02.With Consent of Holders.  The Company, the Guarantors and the Trustee may amend this Indenture with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of holders of then Outstanding Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of holders of then Outstanding Securities).  However, without the consent of each Holder of an Outstanding Security affected thereby, an amendment or waiver may not (with respect to the Securities held by such non-consenting Holder):
(1)change the Stated Maturity of the principal of (or premium, if any) or any installment of interest on any Security;

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(2)reduce the principal amount thereof (or premium, if any) or the rate of interest, if any, on any Security;
(3)change any obligation of the Company to pay Additional Amounts contemplated by Section 12.01;
(4)reduce the amount of the principal of any Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02 or the amount thereof provable in bankruptcy pursuant to Section 6.04, or adversely affect any right of repayment at the option of any Holder;
(5)change the currency of payment of principal on (or premium, if any) or interest, if any on any Security;
(6)reduce the percentage in aggregate principal amount of the Outstanding Securities required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture  or certain defaults and their consequences provided for in this Indenture;
(7)make any change in, or release other than in accordance with this Indenture, any Securities Guarantee that would adversely affect the Holders of any such Securities; or
(8)modify any of the provisions of this Section, Section 6.13 or Section 4.08 except to increase any percentage or to provide that certain provisions of this Indenture which cannot be waived without the consent of the Holder of each Outstanding Security.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto.  If a record date is fixed, the Holders on such record date or their duly designated agents, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if the substance thereof shall be approved.

SECTION 10.03.Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
SECTION 10.04.Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 10.05.Reference in Securities to Supplemental Indentures.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform,

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in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 10.06.Notice of Supplemental Indentures.  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 10.03, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner set forth in Section 13.01, setting forth in general terms the substance of such supplemental indenture. The Company will be deemed to have satisfied the requirements of this Section 10.06 if the Company or the Parent files a copy of the supplemental indenture with the U.S. Securities and Exchange Commission’s EDGAR filing system (or its successor); provided that the Trustee shall have no obligation to determine whether or not the supplemental indenture has been so filed. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.
Article 11
Guarantees
SECTION 11.01.Guarantees.  Each Guarantor of Securities hereby unconditionally and irrevocably guarantees, jointly and severally, on an unsecured senior basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture with respect to the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to the Securities (all the foregoing, being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor of Securities further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any obligation.

Each Guarantor of Securities waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor of Securities waives notice of any default under the Securities or the Guaranteed Obligations.  The obligations of each Guarantor hereunder of Securities shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture with respect to the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture with respect to the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 11.06, any change in the ownership of such Guarantor.

Each Guarantor of Securities further agrees that its Securities Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any Security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 9.01, 11.02 and 11.06, the obligations of each Guarantor of Securities hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor of Securities herein shall not be discharged or impaired

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or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture with respect to the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor of Securities further agrees that its Securities Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder of Securities or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Guarantor of Securities agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Securities Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

Each Guarantor of Securities also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

SECTION 11.02.Limitation on Liability.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor of Securities shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
SECTION 11.03.Successors and Assigns.  A Subsidiary Guarantor may consolidate, merge or enter into a scheme of arrangement qualifying as an amalgamation with any Person or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person and the Capital Stock of a Subsidiary Guarantor may be sold or otherwise disposed of to another Person; provided, however, that in the case of the consolidation, merger or scheme or arrangement qualifying as an amalgamation or sale, lease, conveyance, transfer or disposal of all or substantially all of the assets of such Subsidiary Guarantor or the sale or other disposition of the Capital Stock of a Subsidiary Guarantor, (x) if such other Person is not the Parent, the Issuer or another Subsidiary Guarantor, such Subsidiary Guarantor’s obligations under its Securities Guarantee must be expressly assumed by such other Person, except in connection with a transaction in which the Securities Guarantee of such Subsidiary Guarantor would be released as provided in Section 11.06 and (y) in the case of such assumption, such Person is an entity, validly organized and existing in good standing (to the extent the concept of good standing is applicable) under the laws of any

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state of the United States, the District of Columbia, the Cayman Islands, Bermuda, the British Virgin Islands, Cyprus, the Kingdom of the Netherlands, the Grand Duchy of Luxembourg, England, Scotland, Wales, Ireland, Switzerland, or any other jurisdiction that does not adversely affect the rights of any Holder under this Indenture in any material respect. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.04.No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.
SECTION 11.05.Modification.  No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.
SECTION 11.06.Release of Subsidiary Guarantor.  (a)  A Subsidiary Guarantor will be automatically released from its obligations under this Article 11 (other than any obligation that may have arisen under Section 11.07), and will immediately cease to be a Subsidiary Guarantor hereunder (including, for the avoidance of doubt, for the purposes of Section 4.06):
(1)upon the sale or other disposition (including by way of consolidation, merger or scheme or arrangement qualifying as an amalgamation) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer a Subsidiary of the Company;
(2)upon the sale or disposition of all or substantially all the assets (including by way of consolidation, merger or scheme or arrangement qualifying as an amalgamation) of such Subsidiary Guarantor;
(3)upon defeasance or covenant defeasance of the Securities pursuant to Article 8 or if the Company’s obligations under this Indenture are satisfied and discharged pursuant to Article 9; or
(4)if the Securities are rated Investment Grade by at least two of three of Moody’s, S&P or Fitch and no Default or Event of Default has occurred and is continuing under this Indenture;

provided, however, that in the case of clauses (1) and (2) above, such sale or other disposition is made to a Person other than the Company or an Affiliate of the Company and such sale or disposition is otherwise permitted by this Indenture.  Such release shall be effective regardless of whether the Securities maintain an Investment Grade.

(b)At the request of the Company and upon delivery of an Officer’s Certificate and Opinion of Counsel, if required, the Trustee shall execute and deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor pursuant to this Section 11.06.

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SECTION 11.07.Contribution.  Each Guarantor that makes a payment under its Securities Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
SECTION 11.08.Execution and Delivery.  (a)  To evidence its Securities Guarantee set forth in Section 11.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an officer, director, general manager or person holding an equivalent title.
(b)Each Guarantor hereby agrees that its Securities Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Securities Guarantee on the Securities.
(c)If the person whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Security, the Securities Guarantees shall be valid nevertheless.
(d)The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Securities Guarantee set forth in this Indenture on behalf of the Guarantors.
Article 12
Additional Amounts
SECTION 12.01.Payment of Additional Amounts
(a)The Company shall pay any amounts due with respect to the Securities and the Guarantors will pay any amounts due with respect to the Securities Guarantees without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (a “withholding tax”) imposed by or for the account of the Cayman Islands, Switzerland or any other jurisdiction in which either the Company or a Guarantor is a resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction”), unless such withholding or deduction is required by law.  If such deduction or withholding is at any time required, the Company or such Guarantor, as applicable, will, to the fullest extent allowed by law (subject to compliance by the holder of a Security with any relevant administrative requirements), pay additional amounts (the “Additional Amounts”) in respect of principal amount, redemption price and interest (if any), in accordance with the terms of the Securities and this Indenture, as may be necessary so that the net amounts paid to the holder or the Trustee after such deduction or withholding will equal the principal amount, redemption price and interest (if any), on the Securities.  However, neither the Company nor any Guarantor will pay any Additional Amounts in the following instances:
(1)if any withholding would not be payable or due but for the fact that (i) the holder of a Security (or a fiduciary, settlor, beneficiary of, member or shareholder of, the holder, if the holder is an estate, trust, partnership or corporation), is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the Security or the collection of principal amount, redemption price, repurchase price and interest (if any), in accordance with the terms of the Securities and this Indenture, or the enforcement of the Security or (ii) where presentation is required, the Security was presented more than 30 days after the date such payment became due or was provided for, whichever is later;
(2)if any withholding tax is attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;

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(3)if any withholding tax is attributable to any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount, redemption price, repurchase price and interest (if any);
(4)if any withholding tax would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the holder or beneficial owner of the Security, if this compliance is required by statute or by regulation as a precondition to relief or exemption from such withholding tax;
(5)to the extent a holder of a Security is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction;
(6)if any withholding tax or deduction is required to be made in respect of any tax, duty, assessment or other governmental charge imposed or withheld pursuant to Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor version), current or future U.S. Treasury Regulations issued thereunder or any official interpretation thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code;
(7)where such withholding or deduction is required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation of the Swiss Federal Council of April 3, 2020, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying agent-based system pursuant to which a Person other than the issuer is required to withhold tax on any interest payments; or
(8)any combination of the instances described in the preceding clauses.
(b)With respect to clause (5) above, in the absence of evidence satisfactory to the Company or the applicable Guarantor, the Company or the applicable Guarantor may conclusively presume that a holder of a Security is entitled to a refund or credit of all amounts required to be withheld.  The Company or the applicable Guarantor also will not pay any Additional Amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Security.
Article 13

Miscellaneous

SECTION 13.01.Notices.  Any notice or communication shall be in writing and delivered in person or mailed by certified or registered mail (return receipt requested), e-mail in PDF format, facsimile, or overnight courier guaranteeing next day delivery, addressed as follows:

if to the Company or any Guarantor:

Transocean Inc.

36C Dr. Roy’s Drive

Grand Cayman, KY-1003

Cayman Islands

Attention of:  President

47

if to the Trustee:

Wells Fargo Bank, National Association

1 Independent Drive, Suite 620

Jacksonville, Florida 32202

Attention: Corporate Trust Services

The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed (or, in the case of Global Securities, sent to the Depositary pursuant to Applicable Procedures) to a Holder shall be sent to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

Failure to mail or otherwise send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 13.02.Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
(1)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 13.03.Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(1)a statement that the individual making such certificate or opinion has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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(3)a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
SECTION 13.04.Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.
SECTION 13.05.Legal Holidays.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.
SECTION 13.06.Governing Law.  This Indenture, the Securities and the Securities Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 13.07.No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Guarantor under its Securities Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.
SECTION 13.08.Successors.  All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 13.09.Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  Delivery of an executed counterpart of a signature page to this Indenture by facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.
SECTION 13.10.Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 13.11.Waiver of Jury Trial.  EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 13.12.U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identities each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[SIGNATURE PAGES FOLLOW]

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TRANSOCEAN INC.

By:/s/Colin Berryman

Name:Colin Berryman

Title:President

[Signature page to the New 2027 Senior Guaranteed Notes Indenture]

TRANSOCEAN LTD.

By:/s/Sandro Thoma

Name:Sandro Thoma

Title:Corporate Secretary

[Signature page to the New 2027 Senior Guaranteed Notes Indenture]

TRANSOCEAN MID HOLDINGS 1 LIMITED

By:/s/Colin Berryman

Name:Colin Berryman

Title:President

TRANSOCEAN MID HOLDINGS 2 LIMITED

By:/s/Colin Berryman

Name:Colin Berryman

Title:President

TRANSOCEAN MID HOLDINGS 3 LIMITED

By:/s/Colin Berryman

Name:Colin Berryman

Title:President

[Signature page to the New 2027 Senior Guaranteed Notes Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:/s/Patrick Giordano

Name:Patrick Giordano

Title:Vice President

[Signature page to the New 2027 Senior Guaranteed Notes Indenture]

Appendix A

PROVISIONS RELATING TO SECURITIES

1.Definitions

1.1Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

Capitalized terms used and not otherwise defined in this Appendix A shall have the meanings given to them in the Indenture.

1.2Other Definitions.

Term	Defined in Section:

“144A Global Security”	2.1(a)
“Agent Members”	2.1(b)
“Global Security”	2.1(a)
“Regulation S Global Security”	2.1(a)

2.The Securities.

2.1(a)  Form and Dating.  The Securities shall be issued initially in the form of one or more permanent global restricted Securities in definitive, fully registered form (the “144A Global Security”) and one or more permanent global Regulation S Global Securities in definitive, fully registered form (the “Regulation S Global Security,” and together with the 144A Global Securities, each, a “Global Security”) with the global securities legend set forth in Exhibit 1.1 and Exhibit 1.2 hereto, respectively, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or Participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent

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of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)Certificated Securities.  Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2Authentication.  The Trustee shall authenticate and deliver:  (1) on the Issue Date, an aggregate principal amount of $687,343,000 11.50% Senior Guaranteed Notes due 2027 and (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture.  In the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, a written order of the Company signed by an Officer or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company shall certify that such issuance is in compliance with the Indenture.

2.3Transfer and Exchange.

(a)Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary in accordance with the provisions hereof and the Applicable Procedures; provided that no procedures set forth herein shall apply to transfers of beneficial interests within a Global Security.  Beneficial interests in Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in Global Securities also shall require compliance with either clause (1) or (2) below, as applicable, as well as one or more of the other following clauses, as applicable:

(1)Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures.  Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security.  Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.3(a)(1).

(2)All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.3(a)(1) above, the transferor of any such beneficial interest must deliver to the Registrar either (A)(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.3(g) hereof, (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be

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registered to effect the transfer or exchange referred to in (B)(i) above.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.3(g) hereof.

(3)Transfer of Beneficial Interests in a Restricted Global Security to Another Restricted Global Security.  A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.3(a)(2) above and the Registrar receives the following:

(A)if the transferee will take delivery in the form of a beneficial interest in a 144A Global Security, then the transferor must deliver a certificate in the form of Appendix B hereto, including the certifications in item (1) thereof; and

(B)if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form of Appendix B hereto, including the certifications in item (2) thereof.

(4)Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security.  A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the exchange or transfer complies with the requirements of Section 2.3(a)(2) above and the Registrar receives the following:

(A)if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(a) thereof; or

(B)if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this clause (4), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.3(a)(4) at a time when an Unrestricted Global Security has not yet been issued, the Company shall execute and the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.3(a)(4).

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(5)Transfer or Exchange of Beneficial Interests in Unrestricted Global Securities for Beneficial Interests in Restricted Global Securities Prohibited.  Beneficial interests in an Unrestricted Global Security may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Security.

(b)Transfer or Exchange of Beneficial Interests in Global Securities for Definitive Securities.

(1)Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities.  Subject to Section 2.4 hereof, if any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A)if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (2)(a) thereof;

(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (1) thereof;

(C)if such beneficial interest is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (2) thereof;

(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (3)(a) thereof;

(E)if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Restricted Global Security, and the Company shall execute and the Trustee shall authenticate and deliver a Restricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.3(b)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Restricted Definitive Securities to the Persons in whose names such Securities are so registered.  Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.3(b)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities.  Subject to Section 2.4 hereof, a holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may

A-4

transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(A)if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(b) thereof; or

(B)if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause 2, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(b)(2) the Company shall execute, and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Restricted Global Security.

(3)Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities.  Subject to Section 2.4 hereof, if any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security, then, upon satisfaction of the applicable conditions set forth in Section 2.3(a)(2) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Unrestricted Global Security, and the Company shall execute and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.3(b)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Unrestricted Definitive Security to the Persons in whose names such Security is so registered.  Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.3(b)(3) shall not bear the Private Placement Legend.

(c)Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities.

(1)Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities.  If any holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security

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to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)if the holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (2)(b) thereof;

(B)if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (1) thereof; or

(C)if such Restricted Definitive Security is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, a 144A Global Security, and in the case of clause (C) above, a Regulation S Global Security.

(2)Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A)if the holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(c) thereof; or

(B)if the holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause 2, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(c)(2), the Trustee shall cancel such Restricted Definitive Security and increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the Unrestricted Global Security.

(3)Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee

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shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of one of the Unrestricted Global Securities.

(4)Transfer or Exchange of Unrestricted Definitive Securities to Beneficial Interests in Restricted Global Securities Prohibited.  An Unrestricted Definitive Security may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Security.

(5)Issuance of Unrestricted Global Securities.  If any such exchange or transfer of a Definitive Security for a beneficial interest in an Unrestricted Global Security is effected pursuant to clause (2) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(d)Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a holder of Definitive Securities and such holder’s compliance with the provisions of this Section 2.3(d), the Registrar shall register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder.  In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.3(d).

(1)Restricted Definitive Securities to Restricted Definitive Securities.  Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A)if the transfer will be made pursuant to Rule 144A, a certificate in the form of Appendix B hereto, including the certifications in item (1) thereof;

(B)if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Appendix B hereto, including the certifications in item (2) thereof; and

(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Appendix B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)Restricted Definitive Securities to Unrestricted Definitive Securities.  Any Restricted Definitive Security may be exchanged by the holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(A)if the holder of such Restricted Definitive Security proposes to exchange such Security for an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(d) thereof; or

(B)if the holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof;

A-7

and, in each such case set forth in this clause 2, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(d)(2) the Trustee shall cancel the prior Restricted Definitive Security and the Company shall execute, and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such prior Restricted Definitive Security in instructions delivered to the Registrar by such holder.

(3)Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A holder of an Unrestricted Definitive Security may transfer such Security to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security.  Upon receipt of a request to register such a transfer, the Registrar shall register such Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

(e)Legends.  The following legends shall appear on the face of all Global Securities and Definitive Securities issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(1)Private Placement Legend.

(A)Except as permitted by clause (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR, THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE

A-8

OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(B)Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to clauses (b)(4), (c), (c)(3), (d)(2) or (d)(3) to this Section 2.3 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)Regulation S Legend.  Each Regulation S Global Security shall bear a legend in substantially the following form:

“THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, any offer or sale of the Notes shall not be made by it to a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902 of Regulation S.”

(3)Global Security Legend.  Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A

A-9

NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(f)Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.10 of the Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g)General Provisions Relating to Transfers and Exchanges.

(1)No service charge shall be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.06 and 2.09 of the Indenture).

(2)All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Securities duly issued hereunder.

(3)Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 of the Indenture and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a

A-10

Security between a record date (including a regular record date) and the next succeeding interest payment date.

(4)Prior to due presentment for the registration of a transfer of any Security, the Trustee, any agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, in each case regardless of any notice to the contrary.

(5)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section to effect a registration of transfer or exchange may be submitted by facsimile.

(6)The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture under applicable law with respect to any transfer of any interest in any Security (including any transfer between or among Participants or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(7)The transferor of any Note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. In connection with any proposed exchange of a certificated Note for a Global Note, the Company or the Depositary shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(h)Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 hereof), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(i)No Obligation of the Trustee.

(1)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a Participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any Participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any Participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully

A-11

protected in relying upon information furnished by the Depository with respect to its members, Participants and any beneficial owners.

(2)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository Participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4Certificated Securities.

(a)A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 hereof shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b)Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal Corporate Trust Office, in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations.  Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $1,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct.

(c)Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

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EXHIBIT 1.1
to
APPENDIX A

[FORM OF FACE OF 144A SECURITY]

[Global Securities Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR, THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE

Appendix A-1

INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Appendix A-2

No. R-________	US$______
CUSIP NO. ___
ISIN NO. _____

TRANSOCEAN INC.

11.50% Senior Guaranteed Notes due 2027

Transocean Inc., a Cayman Islands exempted company (herein called the “Company”, which term includes any Successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of _____________________ UNITED STATES DOLLARS (US$________), subject to adjustments listed on the Schedule of Increases or Decreases in Global Security attached hereto, on January 30, 2027.

Interest Rate: 11.50% per annum

Interest Payment Dates:  January 30 and July 30.

Regular Record Dates:  January 15 and July 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

Appendix A-3

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Dated:_______________

TRANSOCEAN INC.

By: ____________________

Name:

Title:

Appendix A-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 11.50% Senior Guaranteed Notes due 2027 described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

By:______________________________

Authorized Signatory

Dated:___________________________

Appendix A-5

[FORM OF REVERSE SIDE OF 144A SECURITY]

TRANSOCEAN INC.

11.50% Senior Guaranteed Notes due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.

INTEREST.  Transocean Inc. (the “Company”) promises to pay interest on the principal amount of this Security at 11.50% per annum.  The Company shall pay interest semi-annually in arrears on January 30 and July 30 of each year, commencing [_____________].  Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 11, 2020.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal at the rate borne by this Security, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.

METHOD OF PAYMENT.  The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if such Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Company shall make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security of not less than $1,000,000 aggregate principal amount of Securities shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.

PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Trustee”), shall act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its domestically incorporated wholly owned Subsidiaries incorporated in the United States of America may act as Paying Agent, Registrar or co-registrar.

4.

INDENTURE.  The Company issued the Securities under an Indenture dated as of September 11, 2020 (the “Indenture”), among the Company, the Guarantors and the Trustee.  This Security is one of a duly authorized issue of notes of the Company designated as its 11.50% Senior Guaranteed Notes due 2027, initially issued in the aggregate principal amount of US$687,343,000.  The terms of the Securities include those stated in the Indenture, and Holders are referred to the Indenture for a statement of those terms (which for greater certainty includes the right of exchange of the Securities provided in Appendix A to the Indenture, which is an express term of this Security).  Any term used in this Security that is defined in the Indenture shall have the meaning assigned to it in the Indenture.  To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Appendix A-6

5.	OPTIONAL REDEMPTION.

(a)Prior to July 30, 2023, the Company may, on one or more occasions, redeem up to a maximum of 40% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Parent, at a redemption price equal to 111.50% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption (1) at least 60% of the aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding; and (2) any such redemption by the Company must be made within 60 days of such Equity Offering.

(b)Prior to July 30, 2023, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including), the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(c)On or after July 30, 2023, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the twelve-month period beginning on July 30 of the years indicated below:

Year	Percentage
2023	105.750%
2024	102.875%
2025 and thereafter	100.000%
6.

CHANGE OF CONTROL REPURCHASE EVENT.  Upon the occurrence of a Change of Control Repurchase Event, unless the Company shall have exercised its option pursuant to Section 5 hereof to redeem the Securities, the Company will be required to make an offer to each Holder of the Securities, to repurchase all or any part (in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased plus any accrued and unpaid interest on such Securities to, but excluding, the repurchase date.

7.

GUARANTEE.  The payment by the Company of the principal of, and premium, if any, and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

8.

DENOMINATIONS; TRANSFER; EXCHANGE.  The Securities are in registered form without coupons in minimum denominations of US$1,000 principal amount and integral multiples of US$1,000 in excess thereof.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.  Transfer may be restricted as provided in the Indenture.

Appendix A-7

9.	PERSONS DEEMED OWNERS. The registered Holder of this Security may be treated as the owner of it for all purposes.
10.

UNCLAIMED MONEY.  Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.

DISCHARGE AND DEFEASANCE.  Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture with respect to the Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.

AMENDMENT; SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of holders of then Outstanding Securities), and any existing default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of holders of then Outstanding Securities).  Without the consent of any Holder of Securities, the Indenture, or the Securities may be amended or supplemented to, among other things, cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders in any material respect.

13.

DEFAULTS AND REMEDIES.  The Events of Default relating to the Securities are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

14.

TRUSTEE DEALINGS WITH COMPANY.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

15.

NO RECOURSE AGAINST OTHERS.  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture with respect to the Securities or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

16.

AUTHENTICATION.  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

Appendix A-8

17.

ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.

CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Securities.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	GOVERNING LAW. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Transocean Inc.

36C Dr. Roy’s Drive

Grand Cayman, KY-1003

Cayman Islands

Appendix A-9

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this

Security to:  __________________________________________________________________________

(Insert assignee’s legal name)

__________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ___________________________________________ as agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Dated: ____________________________	Your Signature: _________________________________
(Sign exactly as your name appears on the other side of this Security.)
Signature Guarantee: ________________________________________________________________________ (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-10

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

Appendix A-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.02 of the Indenture, check the box:

□ 4.02

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.03 of the Indenture, state the amount in principal amount:  US$________________

Dated: ____________________________	Your Signature: _________________________________
(Sign exactly as your name appears on the other side of this Security.)
Signature Guarantee: ________________________________________________________________________ (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-12

EXHIBIT 1.2
to
APPENDIX A

[FORM OF FACE OF REGULATION S SECURITY]

[Global Securities Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR, THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, any offer or sale of the Notes shall not be made by it to a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902 of Regulation S.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY

Appendix A-13

CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Appendix A-14

No. S-________	US$______
CUSIP NO. ___
ISIN NO. _____

TRANSOCEAN INC.

11.50% Senior Guaranteed Notes due 2027

Transocean Inc., a Cayman Islands exempted company (herein called the “Company”, which term includes any Successor Company under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of _____________________ UNITED STATES DOLLARS (US$________), subject to adjustments listed on the Schedule of Increases or Decreases in Global Security attached hereto, on January 30, 2027.

Interest Rate: 11.50% per annum

Interest Payment Dates:  January 30 and July 30.

Regular Record Dates:  January 15 and July 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

Appendix A-15

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Dated:  _________________________

TRANSOCEAN INC.

By: __________________________

Name:

Title:

Appendix A-16

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 11.50% Senior Guaranteed Notes due 2027 described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

By:  _________________________________

Authorized Signatory

Dated:  _______________________________

Appendix A-17

[FORM OF REVERSE SIDE OF REGULATION S SECURITY]

TRANSOCEAN INC.

11.50% Senior Guaranteed Notes due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.

INTEREST.  Transocean Inc. (the “Company”) promises to pay interest on the principal amount of this Security at 11.50% per annum.  The Company shall pay interest semi-annually in arrears on January 30 and July 30 of each year, commencing [_____________].  Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 11, 2020.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal at the rate borne by this Security, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.

METHOD OF PAYMENT.  The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if such Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Company shall make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security of not less than $1,000,000 aggregate principal amount of Securities shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.

PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Trustee”), shall act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its domestically incorporated wholly owned Subsidiaries incorporated in the United States of America may act as Paying Agent, Registrar or co-registrar.

4.

INDENTURE.  The Company issued the Securities under an Indenture dated as of September 11, 2020 (the “Indenture”), among the Company, the Guarantors and the Trustee.  This Security is one of a duly authorized issue of notes of the Company designated as its 11.50% Senior Guaranteed Notes due 2027, initially issued in the aggregate principal amount of US$687,343,000.  The terms of the Securities include those stated in the Indenture, and Holders are referred to the Indenture for a statement of those terms (which for greater certainty includes the right of exchange of the Securities provided in Appendix A to the Indenture, which is an express term of this Security).  Any term used in this Security that is defined in the Indenture shall have the meaning assigned to it in the Indenture.  To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Appendix A-18

5.	OPTIONAL REDEMPTION.

(a)Prior to July 30, 2023, the Company may, on one or more occasions, redeem up to a maximum of 40% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Parent, at a redemption price equal to 111.50% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption (1) at least 60% of the aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding; and (2) any such redemption by the Company must be made within 60 days of such Equity Offering.

(b)Prior to July 30, 2023, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including), the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(c)On or after July 30, 2023, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the twelve-month period beginning on July 30 of the years indicated below:

Year	Percentage
2023	105.750%
2024	102.875%
2025 and thereafter	100.000%
6.

CHANGE OF CONTROL REPURCHASE EVENT.  Upon the occurrence of a Change of Control Repurchase Event, unless the Company shall have exercised its option pursuant to Section 5 hereof to redeem the Securities, the Company will be required to make an offer to each Holder of the Securities, to repurchase all or any part (in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased plus any accrued and unpaid interest on such Securities to, but excluding, the repurchase date.

7.

GUARANTEE.  The payment by the Company of the principal of, and premium, if any, and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

8.

DENOMINATIONS; TRANSFER; EXCHANGE.  The Securities are in registered form without coupons in minimum denominations of US$1,000 principal amount and integral multiples of US$1,000 in excess thereof.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.  Transfer may be restricted as provided in the Indenture.

Appendix A-19

9.	PERSONS DEEMED OWNERS. The registered Holder of this Security may be treated as the owner of it for all purposes.
10.

UNCLAIMED MONEY.  Subject to abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.

DISCHARGE AND DEFEASANCE.  Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture with respect to the Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.

AMENDMENT; SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of holders of then Outstanding Securities), and any existing default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of holders of then Outstanding Securities).  Without the consent of any Holder of Securities, the Indenture, or the Securities may be amended or supplemented to, among other things, cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders in any material respect.

13.

DEFAULTS AND REMEDIES.  The Events of Default relating to the Securities are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

14.

TRUSTEE DEALINGS WITH COMPANY.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

15.

NO RECOURSE AGAINST OTHERS.  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture with respect to the Securities or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

16.

AUTHENTICATION.  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

Appendix A-20

17.

ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.

CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Securities.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	GOVERNING LAW. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Transocean Inc.

36C Dr. Roy’s Drive

Grand Cayman, KY-1003

Cayman Islands

Appendix A-21

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this

Security to:  __________________________________________________________________________

(Insert assignee’s legal name)

__________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ___________________________________________ as agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Dated: ____________________________	Your Signature: _________________________________
(Sign exactly as your name appears on the other side of this Security.)
Signature Guarantee: ________________________________________________________________________ (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-22

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

Appendix A-23

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.02 of the Indenture, check the box:

□ 4.02

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.02 of the Indenture, state the amount in principal amount:  US$________________

Dated: ____________________________	Your Signature: _________________________________
(Sign exactly as your name appears on the other side of this Security.)
Signature Guarantee: ________________________________________________________________________ (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-24

APPENDIX B

FORM OF CERTIFICATE OF TRANSFER

Transocean Inc.

36C Dr. Roy’s Drive

Grand Cayman, KY-1003

Cayman Islands

Wells Fargo Bank, National Association

Corporate Trust – DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Re:11.50% Senior Guaranteed Notes due 2027

Reference is hereby made to the Indenture, dated as of September 11, 2020 (the “Indenture”), among Transocean Inc., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________________, (the “Transferor”) owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of US$______________ in such Security[ies] or interests (the “Transfer”), to_________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

□Item 1.  Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

□Item 2.  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Definitive Security pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was

B-1

prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Security and in the Indenture and the Securities Act.

□Item 3.  Check and complete if Transferee will take delivery of a Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Security and Restricted Definitive Security and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

□(a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

□(b) such Transfer is being effected to the Company or any of its Subsidiaries;

or

□(c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

□Item 4.  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

□(a) Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security, on Restricted Definitive Security and in the Indenture.

□(b) Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security, on Restricted Definitive Security and in the Indenture.

□(c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions

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contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security or Restricted Definitive Security and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:_______________________________

Name:

Title:

Dated:________________________________

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ANNEX A TO CERTIFICATE OF TRANSFER

1.The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)□ a beneficial interest in the:

(i)□ 144A Global Note (CUSIP ____________), or

(ii)□ Regulation S Global Note (CUSIP ____________); or

(b)□ a Restricted Definitive Note.

2.After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)□ a beneficial interest in the:

(i)□ 144A Global Note (CUSIP __________), or

(ii)□ Regulation S Global Note (CUSIP__________), or

(iii)□ Unrestricted Global Note (CUSIP__________); or

(b)□ a Restricted Definitive Note; or

(c)□ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

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APPENDIX C

FORM OF CERTIFICATE OF EXCHANGE

Transocean Inc.

36C Dr. Roy’s Drive

Grand Cayman, KY-1003

Cayman Islands

Wells Fargo Bank, National Association

Corporate Trust – DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Re:11.50% Senior Guaranteed Notes due 2027

Reference is hereby made to the Indenture, dated as of September 11, 2020 (the “Indenture”), among Transocean Inc., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________, (the “Owner”) owns and proposes to exchange the Security[ies] or interest in such Security [ies] specified herein, in the principal amount of US$_________ in such Security[ies] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

Item 1.  Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security evidencing the same indebtedness as the Restricted Global Security

□(a) Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

□(b) Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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□(c) Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

□(d) Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

Item 2.  Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

□(a) Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

□(b) Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security.  In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CIRCLE ONE] 144A Global Security or Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Security and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:_______________________________

Name:

Title:

Dated:________________________________

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APPENDIX D

FORM OF SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE, dated as of [__________]  (this “Supplemental Indenture”) is among Transocean Inc., (the “Company”), [                    ] (the “Additional Guarantor”), which is a subsidiary of Transocean Ltd., each of the other existing Guarantors (as defined in the Indenture referred to below) and Wells Fargo Bank, National Association, as Trustee.

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture, dated as of September 11, 2020 (as heretofore amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 11.50% Senior Guaranteed Notes due 2027 (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances the Additional Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantor shall become a Guarantor (as defined in the Indenture); and

WHEREAS, Section 10.01(4) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add Securities Guarantees with respect to the Securities or to secure the Securities without the consent of the Holders of the Securities;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Additional Guarantor, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2. Relation to Indenture. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3. Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Additional Guarantor, the Guarantors and the Trustee.

Section 4. Agreement to Guarantee. The Additional Guarantor hereby agrees to, and by its execution of this Supplemental Indenture hereby does, become a party to the Indenture as a Guarantor and as such shall have all of the rights and is bound by the provisions of the Indenture applicable to Guarantors to the extent provided for and subject to the limitations therein, including Article 11 thereof.  The Additional Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture with respect to the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture with respect to the Securities.

Section 5. Ratification of Obligations. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

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Section 6. The Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Signature of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signatures on following pages]

COMPANY:

TRANSOCEAN INC.

By:
Name:
Title:

ADDITIONAL GUARANTOR:

[__________]

By:
Name:
Title:

GUARANTORS:

[Insert signature blocks for each of the Guarantors existing at the time of execution of this Supplemental Indenture]

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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